Exhibit 99.1

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
Caremark Rx, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244

Dear Members of the Board:

        We hereby consent to the inclusion of our opinion letter as Annex D to, and to the reference thereto under the caption "SUMMARY—The Merger—Opinion of Financial Advisors—Caremark" and "THE MERGER—Opinion of Financial Advisors to Caremark" in, the Proxy Statement/Prospectus of Caremark Rx, Inc. ("Caremark") and AdvancePCS ("AdvancePCS") relating to the proposed merger involving Caremark and AdvancePCS, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Caremark. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC UBS SECURITIES LLC
New York, New York October 6, 2003